Exhibit 99.1

BrainStorm Cell Therapeutics Announces First Quarter 2026 Financial Results and Provides Corporate Update

NEW YORK, May 15, 2026 /PRNewswire/ -- BrainStorm Cell Therapeutics Inc. (OTCQB: BCLI), a leading developer of adult stem cell therapeutics for neurodegenerative diseases, today announced financial results for the three months ended March 31, 2026, and provided a corporate update.

“The team at BrainStorm is focused on completing the final steps required to initiate our planned Phase 3 ENDURANCE study of NurOwn in ALS,” said Chaim Lebovits, President and CEO. “Site activation, manufacturing readiness, and regulatory engagement are all progressing, and, subject to securing the necessary financing, we are well positioned to move into the enrollment phase. ENDURANCE is designed to enroll patients with earlier-stage disease, where NurOwn's mechanism has the greatest opportunity to demonstrate benefit. ALS is a devastating illness with limited therapeutic options, and we remain committed to the community to complete NurOwn's development and make it available to those who need it."

Recent Highlights

NurOwn® (MSC-NTF) for ALS

•	BrainStorm continues its preparations for the Phase 3b ENDURANCE study of NurOwn, with clinical sites on standby and manufacturing and operational activities well underway. The planned study is expected to enroll approximately 200 participants across leading ALS centers and is designed as a two-part trial: a 24-week randomized, double-blind, placebo-controlled segment (Part A) followed by a 24-week open-label extension (Part B) to further characterize long-term safety and durability of effect. The primary efficacy endpoint will measure change from baseline to Week 24 on the ALSFRS-R scale.

•	ENDURANCE Part A completion expected to support new BLA submission. Successful completion of Part A of the study is anticipated to generate the clinical data required to support a new Biologics License Application (BLA) submission for NurOwn. Further trial details are posted on ClinicalTrials.gov ID NCT06973629.

Corporate

•	In February 2026, the company entered into two strategic private placement agreements, each consisting of stock and warrants, securing a total of $2 million in funding. Together, these financings are expected to reinforce a stable valuation for the company and provide the resources to support near-term operational objectives and preparatory work for the planned Phase 3b ENDURANCE trial of NurOwn.

Financial Results for the Three Months Ended March 31, 2026

•	Cash, cash equivalents, and restricted cash were approximately $0.2 million as of March 31, 2026, compared to approximately $0.3 million as of December 31, 2025.

•	Research and development expenditures, net, for the three months ended March 31, 2026 were approximately $0.8 million, compared to approximately $1.3 million for the three months ended March 31, 2025.

•	General and administrative expenses for the three months ended March 31, 2026 were approximately $1.3 million, compared to approximately $1.8 million for the three months ended March 31, 2025.

•	Net loss for the three months ended March 31, 2026 was approximately $2.1 million, as compared to a net loss of approximately $2.9 million for the three months ended March 31, 2025.

•	Net loss per share for the three months ended March 31, 2026 and 2025 was $(0.19) and $(0.45), respectively.

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARIES

INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands

(Except share and per share amounts)

	March 31,	December 31,
	2026	2025
	Unaudited	Audited
	U.S. $ in thousands
ASSETS

Current Assets:
Cash and cash equivalents	$15	$29
Other accounts receivable	122	86
Prepaid expenses and other current assets	47	192
Total current assets	$184	$307

Long-Term Assets:
Prepaid expenses and other long-term assets	$25	$25
Restricted Cash	191	247
Right of use asset (Note 3)	157	208
Property and equipment, net	198	235
Total Long-Term Assets	$571	$715

Total assets	$755	$1,022

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities:
Accounts payable	$7,317	$7,067
Accrued expenses	414	396
Short-term loans (Note 6)	1,329	967
Operating lease liability (Note 3)	159	208
Employees related liability	2,545	2,369
Total current liabilities	$11,764	$11,007

Total liabilities	$11,764	$11,007

Stockholders’ Deficit:
Stock capital: (Note 4)	16	16
Common stock $0.00005 par value; 250,000,000 shares authorized and 11,034,775 shares issued and outstanding
Additional paid-in-capital	228,161	227,058
Treasury stock	(116)	(116)
Accumulated deficit	(239,070)	(236,943)
Total stockholders’ deficit	$(11,009)	$(9,985)

Total liabilities and stockholders’ deficit	$755	$1,022

The accompanying notes are an integral part of the consolidated financial statements.

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARIES

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS (UNAUDITED)

U.S. dollars in thousands

(Except share and per share amounts)

	Three months ended
	March 31,
	2026	2025
	Unaudited
Operating expenses:

Research and development, net	$762	$1,304
General and administrative	1,284	1,785

Operating loss	(2,046)	(3,089)

Financial income (expense), net	(81)	46

Change in fair value of warrant liability	—	179

Net loss	$(2,127)	$(2,864)

Basic and diluted net loss per share	$(0.19)	$(0.45)

Weighted average number of shares outstanding used in computing basic and diluted net loss per share	11,034,775	6,342,002

The accompanying notes are an integral part of the consolidated financial statements.

About NurOwn®

The NurOwn® technology platform (autologous MSC-NTF cells) represents a promising investigational therapeutic approach to targeting disease pathways important in neurodegenerative disorders. MSC-NTF cells are produced from autologous, bone marrow-derived mesenchymal stem cells (MSCs) that have been expanded and differentiated ex vivo. MSCs are converted into MSC-NTF cells by growing them under patented conditions that induce the cells to secrete high levels of neurotrophic factors (NTFs). Autologous MSC-NTF cells are designed to effectively deliver multiple NTFs and immunomodulatory cytokines directly to the site of damage to elicit a desired biological effect and ultimately slow or stabilize disease progression.

About BrainStorm Cell Therapeutics Inc.

BrainStorm Cell Therapeutics Inc. (OTCQB: BCLI) is a leading developer of autologous adult stem cell therapies for debilitating neurodegenerative diseases. The company’s proprietary NurOwn® platform uses autologous mesenchymal stem cells (MSCs) to produce neurotrophic factor-secreting cells (MSC-NTF cells), designed to deliver targeted biological signals that modulate neuroinflammation and promote neuroprotection.

NurOwn® is BrainStorm’s lead investigational therapy for amyotrophic lateral sclerosis (ALS) and has received Orphan Drug designation from both the U.S. Food and Drug Administration (FDA) and the European Medicines Agency (EMA). A Phase 3 trial in ALS (NCT03280056) has been completed, and a second Phase 3b trial is set to launch under a Special Protocol Assessment (SPA) agreement with the FDA. The NurOwn clinical program has generated valuable insights into ALS disease biology, including pharmacogenomic response associated with the UNC13A genotype, biomarker data collected at seven longitudinal time points, and a comprehensive analysis of the “Floor Effect” - a critical challenge in measuring clinical outcomes in advanced ALS. BrainStorm has published its findings in multiple peer-reviewed journals. In addition to ALS, BrainStorm has completed a Phase 2 open-label multicenter trial (NCT03799718) of MSC-NTF cells in progressive multiple sclerosis (MS), supported by a grant from the National MS Society. BrainStorm is also advancing a proprietary, allogeneic exosome-based platform designed to deliver therapeutic proteins and nucleic acids. The company recently received a Notice of Allowance from the U.S. Patent and Trademark Office for a foundational patent covering its exosome technology, further strengthening BrainStorm’s growing IP portfolio in this emerging area of regenerative medicine. To learn more, visit www.brainstorm-cell.com.

Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties, including statements regarding meetings with the U.S. Food and Drug Administration (FDA), Special Protocol Assessment (SPA), the clinical development of NurOwn as a therapy for the treatment of ALS, the future availability of NurOwn to patients, and the future success of BrainStorm. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on BrainStorm’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. These potential risks and uncertainties include, without limitation, management’s ability to successfully achieve its goals, BrainStorm’s ability to raise additional capital, BrainStorm’s ability to continue as a going concern, prospects for future regulatory approval of NurOwn, whether BrainStorm’s future interactions with the FDA will have productive outcomes, and other factors detailed in BrainStorm’s annual report on Form 10-K and quarterly reports on Form 10-Q available at http://www.sec.gov. These factors should be considered carefully, and readers should not place undue reliance on BrainStorm’s forward-looking statements. The forward-looking statements contained in this press release are based on the beliefs, expectations, and opinions of management as of the date of this press release. We do not assume any obligation to update forward-looking statements to reflect actual results or assumptions if circumstances or management’s beliefs, expectations or opinions should change, unless otherwise required by law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

CONTACTS

Investors:

Michael Wood

Phone: +1 646-597-6983

mwood@lifesciadvisors.com

Media:

Uri Yablonka, Chief Business Officer

Phone: +1 917-284-2911

uri@brainstorm-cell.com